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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934




   Date of Report (Date of earliest event reported)        NOVEMBER 12, 1996
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                           CROWN CASINO CORPORATION
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             (Exact name of registrant as specified in its charter)





             TEXAS                        0-14939                 63-0851141
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(State or other jurisdiction      (Commission File Number)       (IRS Employer
    of incorporation)                                        Identification No.)





        4040 NORTH MACARTHUR BOULEVARD, SUITE 100, IRVING, TEXAS 75038
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                    (Address of principal executive offices)





Registrant's telephone number, including area code       (972) 717-3423
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         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

On November 12, 1996, Crown Casino Corporation's (the "Company") Board of Directors, after discussions with its investment bankers, Jefferies and Company, reached a decision to exit the casino gaming industry and seek an acquisition or merger in another field which has yet to be determined. As a result of the Board's decision, the Company reported that it would not complete the planned acquisition of the Mississippi Belle II riverboat casino located in Clinton, Iowa. Crown cited several factors contributing to its decision including (i) the limited growth prospects for casino gaming, (ii) increasing competitive pressures in virtually all gaming markets, (iii) the low valuation small and mid cap gaming companies receive in the public market, and (iv) the risk of increasing federal and state regulation and taxes. Crown said it is currently exploring a number of potential acquisitions and merger possibilities, but could not predict if and when any agreement may be reached.

In a press release dated November 12, 1996 Edward R. McMurphy, President of Crown Casino stated, "Crown's Board is charged with the responsibility of maximizing shareholder value. In keeping with that responsibility, the Board has carefully weighed the prospects that exist in the gaming industry and has come to the conclusion that the Company's shareholders would be better served in another industry. This decision comes at an opportune time since earlier this year the Company liquidated its remaining interest in its Louisiana gaming property, and currently the Company's assets consist principally of cash, marketable securities and real estate. Generally, we are seeking to acquire or merge with a company or companies that have a history of revenue and cash flow growth and that have excellent growth prospects in industry sectors that are viewed favorably in the public market. We are optimistic of the opportunities that lie ahead."

This report contains forward-looking statements reflecting current expectations. There can be no assurance that the Company's actual future performance will meet the Company's current expectations. Factors that could affect future performance include the risk that the Company may not be able to acquire or merge with companies with histories of revenue and cash flow growth or with excellent growth prospects, and the risk that even if the Company acquires or merges with companies that the Company believes have favorable prospects the public markets may not view such acquisition or merger favorably.





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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         By:      /s/ Mark D. Slusser
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                                                   Mark D. Slusser
                                                   Chief Financial Officer

Dated:       November 12, 1996
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